Exhibit 99.1

FOR IMMEDIATE RELEASE:

FINANCIAL CONTACT: Mark Pogharian 717-534-7556	MEDIA CONTACT: Jeff Beckman 717-534-8090

THE HERSHEY COMPANY ANNOUNCES EARLY RESULTS AND PRICING OF TENDER OFFERS FOR 8.80% DEBENTURES DUE 2021 AND 7.20% DEBENTURES DUE 2027

HERSHEY, Pa., August 25, 2015 – The Hershey Company (NYSE: HSY) announced today the early results for its previously announced cash tender offers (the “Tender Offers”) for up to $100 million (the “Tender Cap”) aggregate purchase price of its $100 million outstanding 8.80% Debentures due 2021 (the “2021 Debentures”) and its $250 million outstanding 7.20% Debentures due 2027 (the “2027 Debentures” and, together with the 2021 Debentures, the “Debentures”). The Tender Offers are being made pursuant to an offer to purchase dated August 11, 2015 (the “Offer to Purchase”), and the related letter of transmittal dated August 11, 2015 (the “Letter of Transmittal”), which set forth the terms of the Tender Offers.

As set forth in the table below, as of 5:00 p.m., New York City time, on August 24, 2015 (the “Early Tender Time”), Hershey received tenders for (i) $17,741,000 aggregate principal amount of the 2021 Debentures, and (ii) $65,374,000 aggregate principal amount of the 2027 Debentures. The amount of tendered Debentures results in a total purchase price that exceeds the Tender Cap. Based on the Tender Cap and the proration terms of the Tender Offers, Hershey accepted for purchase $15,285,000 and $56,361,000 aggregate principal amount of the 2021 Debentures and the 2027 Debentures, respectively, validly tendered and not withdrawn at or prior to the Early Tender Time, resulting in an aggregate purchase price of $99,999,523 (plus an additional $165,094 in aggregate accrued interest). The Debentures that have been validly tendered and not withdrawn at or prior to the Early Tender Time and accepted in the Tender Offers will be purchased, retired and cancelled on the early settlement date, which is expected to be August 26, 2015 (the “Early Settlement Date”).

Title of Security	CUSIP No./ISIN No.	Principal Amount Outstanding	Principal Amount Tendered as of the Early Tender Time	Principal Amount Accepted
8.80% Debentures due 2021	427866AE8 / US427866AE85	$100,000,000	$17,741,000	$15,285,000

7.20% Debentures due 2027	427866AL2 / US427866AL29	$250,000,000	$65,374,000	$56,361,000

The expiration time of the Tender Offers is 11:59 p.m., New York City time, on September 8, 2015, unless extended (the “Expiration Time”). Because the amount of Debentures tendered at or prior to the Early Tender Time resulted in a total purchase price that exceeds the Tender Cap, Hershey does not expect to accept for purchase any additional Debentures in the Tender Offers. Withdrawal rights for the Tender Offers have expired and have not been extended.

Holders who validly tendered and did not withdraw their Debentures on or prior to the Early Tender Time, and whose Debentures are accepted for purchase pursuant to the Tender Offers, will be entitled to receive the total consideration, as summarized in the table below (the “Total Consideration”). The Total Consideration includes an early tender amount of $30.00 per $1,000 principal amount of Debentures (the “Early Tender Amount”).

Holders who have not already tendered their Debentures may continue to do so at any time prior to the Expiration Time, but to the extent such Debentures are validly tendered and not withdrawn and accepted for purchase, such holders will be entitled to receive only the tender offer consideration, which is equal to the Total Consideration, less the Early Tender Amount (the “Tender Offer Consideration”). However, because the amount of Debentures validly tendered at or prior to the Early Tender Time resulted in a total purchase price that exceeds the Tender Cap, Hershey does not expect to accept for purchase any additional Debentures in the Tender Offers.

Based on the terms of the Tender Offers and the reference security yield, the dealer managers determined the tender offer yields, Total Consideration, Tender Offer Consideration and accrued interest per $1,000 principal amount of the Debentures as follows:

Title of Security	CUSIP No./ISIN No.	U.S. Treasury Reference Security	Reference Security Yield	Tender Offer Yield	Total Consideration	Tender Offer Consideration	Accrued Interest*
8.80% Debentures due 2021	427866AE8 / US427866AE85	1.625% due July 31, 2020	1.450%	2.200%	$1,338.35	$1,308.35	$2.69

7.20% Debentures due 2027	427866AL2 / US427866AL29	2.125% due May 15, 2025	2.118%	3.068%	$1,411.31	$1,381.31	$2.20

*	Based on an Early Settlement Date of August 26, 2015.

This press release shall not constitute an offer to purchase or a solicitation of acceptance of the offer to purchase, which may be made only pursuant to the terms and conditions contained in the Offer to Purchase and the related Letter of Transmittal. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

For additional information regarding the terms of the Tender Offers, please contact the dealer managers for the Tender Offers, BofA Merrill Lynch, Liability Management Group, 214 North Tryon Street, 21st Floor, Charlotte, North Carolina 28255, (888) 292-0070 (toll-free) and (980) 387-3907 (collect) or Citigroup Global Markets Inc., Liability Management Group, 390 Greenwich Street, New York, New York 10013, (800) 558-3745 (toll-free) and (212) 723-6106 (collect). Requests for a copy of the Offer to Purchase and Letter of Transmittal can also be obtained from the information agent, Global Bondholder Services Corporation, at (866) 470-3700 (toll-free) and (212) 430-3774 (collect).

About The Hershey Company

The Hershey Company (NYSE: HSY), headquartered in Hershey, Pa., is a global confectionery leader known for bringing goodness to the world through its chocolate, sweets, mints and other great-tasting snacks. Hershey has more than 22,000 employees around the world who work every day to deliver delicious, quality products. The company, which has more than 80 brands around the world that drive over $7.4 billion in annual revenues, includes such iconic brand names as Hershey’s, Reese’s, Hershey’s Kisses, Jolly Rancher, Ice Breakers and Brookside. Hershey is focused on growing its presence in key international markets while continuing to build its competitive advantage in North America. Additionally, Hershey is expanding its portfolio into categories beyond confectionery, finding new ways to bring goodness to people everywhere.

At Hershey, goodness has always been about more than delicious products. For 120 years, Hershey has been committed to good business by operating fairly, ethically and sustainably to make a positive impact on society. This means contributing to a better life for its employees, consumers, communities, and, ultimately, creating a bright future for children in need. This commitment is exemplified by Milton Hershey School, established in 1909 by the company’s founder and administered by Hershey Trust Company. The children who attend the school receive education, housing, and medical care — thriving as direct beneficiaries of The Hershey Company’s success.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to risks and uncertainties. Other than statements of historical fact, information regarding activities, events and developments that we expect or anticipate will or may occur in the future, including, but not limited to, information relating to our future growth and profitability targets and strategies designed to increase total shareholder value, are forward-looking statements based on management’s estimates, assumptions and projections. Forward-looking statements also include, but are not limited to, statements regarding our future economic and financial condition and results of operations, the plans and objectives of management and our assumptions regarding our performance and such plans and objectives. Many forward-looking statements may be identified by the use of words such as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated” and “potential,” among others. Forward-looking statements contained in this press release are predictions only and actual results could differ materially from management’s expectations due to a variety of factors, including those described the section titled “Risk Factors” in our Annual Report on Form 10-K, and in our Quarterly Report on Form 10-Q where subsequently updated (see Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended April 5, 2015, filed on May 1, 2015 and July 5, 2015 filed on August 7, 2015). All forward-looking statements attributable to us or persons working on our behalf are expressly qualified in their entirety by such risk factors. The forward-looking statements that we make in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. We assume no obligation to update developments of these risk factors or to announce publicly any revisions to any of the forward-looking statements that we make, or to make corrections to reflect future events or developments, except as required by the federal securities laws.